Exhibit 99.1

Sprinklr Announces Karthik Suri as Chief Product and Corporate Strategy Officer

NEW YORK, NY — October 27, 2025 – Sprinklr (NYSE: CXM), the unified customer experience management (Unified-CXM) platform for modern enterprises, today announced that Karthik Suri will join Sprinklr as Chief Product and Corporate Strategy Officer, effective immediately, reporting to Sprinklr President and CEO, Rory Read. In this role, Suri will lead the company’s product vision and execution, and corporate strategy.

“Karthik is a unique product leader with the rare combination of technical depth, strategic acumen and operational rigor,” said Rory Read, President and CEO of Sprinklr. “His ability to identify market opportunities, build and transform products that customers love, and drive strategic growth through both organic innovation and inorganic opportunities makes him a strong fit for this role, particularly given the transformation we are currently going through at Sprinklr. As we continue to accelerate our product roadmap to drive and define the unified customer experience market, Karthik’s leadership will be invaluable.”

Suri brings more than 25 years of product leadership and strategic experience in the technology industry, most recently serving as Chief Product Officer at Cornerstone OnDemand, where he was responsible for the multi-year vision to transform Cornerstone’s product from a learning solution to a full-stack, workforce agility and intelligence platform. Prior to this, Suri served as Chief Product and Technology Officer at Invitae, where he led the Global Products and Technology organization for the Personalized Health Management company. Suri also led strategic growth planning, business operations, market intelligence, M&A integration and other operational functions as Senior Vice President, Chief Operating Officer at GE Digital. He has held leadership roles at leading tech companies, including PayPal, eBay, Magento, and Yahoo!. He brings deep transformation experience and a strong track record for building scale and driving growth profitably.

“I’ve long admired Sprinklr’s bold mission to make every customer experience extraordinary,” said Suri. “The company has built remarkable technology and an exceptional team, and I’m thrilled to help shape this next chapter of growth. I look forward to working with this talented team to deliver the definitive, AI-native unified customer experience platform that truly makes a difference for our customers, while identifying strategic opportunities that will expand our impact and drive long-term value.”

Suri holds a B.E. in Mechanical Engineering and an M.Sc. in Chemistry from BITS, Pilani, India, an M.S. in Industrial and Systems Engineering from The Ohio State University, and a dual M.B.A. from Columbia Business School and University of California, Berkeley, Haas School of Business.

About Sprinklr

Sprinklr is the definitive, AI-native platform for Unified Customer Experience Management (Unified-CXM), empowering brands to deliver extraordinary experiences at scale — across every customer touchpoint.

By combining human intelligence with the enhancements and insights of artificial intelligence, Sprinklr helps brands earn trust and loyalty through personalized, seamless, and efficient customer interactions. Sprinklr’s unified platform provides powerful solutions for every customer-facing team — spanning social media management, marketing, advertising, customer feedback, and omnichannel contact center management — enabling enterprises to unify data, break down silos, and act on real-time insights.

Today, 1,900+ enterprises — including Microsoft, P&G, Samsung, and 60% of the Fortune 100 — rely on Sprinklr to help them deliver consistent, trusted customer experiences worldwide.

Forward Looking Statements

This press release contains forward-looking information and statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential benefits of Karthik Suri joining Sprinklr as its Chief Product and Corporate Strategy Officer. By their nature, forward-looking information and statements are subject to risks, uncertainties, and contingencies, including (i) the risk that the potential benefits of Mr. Suri’s joining Sprinklr are not realized and (ii) risks, uncertainties and contingencies that may apply to Sprinklr’s business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on September 4, 2025, under the caption “Risk Factors,” and in other filings that we make from time to time with the SEC. Sprinklr does not undertake to update any forward-looking statements or information, including those contained in this press release.

Press Contact

Austin DeArman

pr@sprinklr.com